   As filed with the Securities and Exchange Commission on September 17, 2001

                                                      Registration No. _________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                             BEECHPORT CAPITAL CORP.
             (Exact name of registrant as specified in its charter)


                COLORADO                                  84-1137359
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)


         132 SOUTH THIRD STREET
          OAKDALE, CALIFORNIA                               95361
(Address of Principal Executive Offices)                  (Zip Code)

                             -----------------------

                             BEECHPORT CAPITAL CORP.
                                 2001 STOCK PLAN
                            (Full title of the plan)

                             -----------------------

                              GARY M. DELAURENTIIS
                             132 SOUTH THIRD STREET
                            OAKDALE, CALIFORNIA 95361
                     (Name and address of agent for service)

                                 (209) 848-3900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                    PROPOSED MAXIMUM        PROPOSED MAXIMUM
   TITLE OF SECURITIES          AMOUNT TO BE            OFFERING           AGGREGATE OFFERING       AMOUNT OF
     TO BE REGISTERED          REGISTERED (1)      PRICE PER SHARE (2)         PRICE (2)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
   Common Stock, no par
     value per share          1,100,000 shares           $0.615                $676,500              $170.00
=================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the plan, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options to be granted under the plan, on the basis of the average of the bid and asked prices of the Registrant's Common Stock on September 7, 2001, as reported on the National Association of Securities Dealers, Inc. OTC Bulletin Board.

================================================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Beechport Capital Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) Annual Report on Form 10-KSB for the year ended December 31, 2000; (2) Quarterly Reports on Form 10-QSB for the quarters ended March 31 and June 30, 2001; and (3) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2000.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements of the Company incorporated by reference in this Registration Statement have been audited by Schumacher & Associates, Inc., independent public accountants for the periods indicated in their report thereon which is incorporated by reference in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. Such consolidated financial statements have been incorporated herein by reference in reliance upon the report of Schumacher & Associates, Inc., given on the authority of that firm as experts in accounting and auditing. To the extent that Schumacher & Associates, Inc. or another independent auditor audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their report and said authority as experts.

ITEM 4. DESCRIPTION OF SECURITIES.

     The authorized capital of the Company consists of 750,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value.

     Common Stock

     Each holder of Common Stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders generally. The shares of Common Stock do not have cumulative voting rights, which means that holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all the directors. In such an event, the holders of the remaining shares of Common Stock would not be able to elect a single director.

     Holders of Common Stock are entitled to receive pro rata such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for the payment of dividends. This right is subject to the rights of any holders of Preferred Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata in all assets remaining after payment of liabilities. Shares of Common Stock have no preemptive, conversion, or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Common Stock.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation for the Company provide that the Company shall indemnify, to the extent permitted by law, any director, officer, agent, fiduciary or employee of the Company against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Company. The Company has the further authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances. The Company may also maintain insurance providing such indemnification.

     The Colorado Business Corporation Act allows the Company to eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty of loyalty and care as a director except for: (a) circumstances where the director breached his duty of loyalty to the Company or its Shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law; (c) a circumstance under which a director votes for or assents to an unlawful distribution; or (d) for transactions from which the director directly or indirectly derived an improper personal benefit.

     The Colorado Business Corporation Act also states that no director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless: (a) the director or officer was personally involved in the situation giving rise to the litigation, or (b) the director or officer committed a criminal offense in connection with the situation.

ITEM 7. EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT NO.

     4.1 Bylaws of the Company (Incorporated by reference to the Company's Registration Statement on Form S-18 (File No. 33-31067).)

     4.2 Articles of Incorporation of the Company (Incorporated by reference to the Company's Registration Statement on Form S-18 (File No. 33-31067).)

     5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly LLP (Filed herewith electronically.)

    23.1       Consent of Oppenheimer Wolff & Donnelly LLP (Included in Exhibit
               5.1 hereto.)

    23.2 Consent of Schumacher & Associates, Inc. (Filed herewith electronically.)

    24.1       Power of Attorney (Included on page II-5 of this Registration
               Statement.)

    99.1 Beechport Capital Corp. 2001 Stock Plan (Incorporated by reference to the Company's Registration Statement on Form S-8 filed with the Commission on June 7, 2001 (File No. 333-62520).)

    99.2 Amendment No. 1 to the Beechport Capital Corp. 2001 Stock Plan (Filed herewith electronically.)

ITEM 9. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include, any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing previsions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakdale, State of California, on September 12, 2001.


                                            BEECHPORT CAPITAL CORP.


                                            By: /s/ GARY M. DELAURENTIIS
                                                --------------------------------
                                                Gary M. DeLaurentiis, President,
                                                Chief Executive Officer and
                                                Chief Financial and Accounting
                                                Officer

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary M. DeLaurentiis as such person's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 12, 2001 by the following persons in the capacities indicated.

         SIGNATURE                                    TITLE
         ---------                                    -----

/s/ GARY M. DELAURENTIIS                 President, Chief Executive Officer,
------------------------------           Chief Financial and Accounting
    Gary M. DeLaurentiis                 Officer and Director


/s/ ANDREA VIDETTA                       Director
------------------------------
    Andrea Videtta


/s/ LISA ANN MARIE FITZPATRICK           Director
------------------------------
    Lisa Ann Marie Fitzpatrick

                                INDEX TO EXHIBITS


  NO.     ITEM                                                             METHOD OF FILING
-----     ----                                                             ----------------
 4.1      Bylaws of the Company                              Incorporated by reference to the Company's
                                                             Registration Statement on Form S-18
                                                             (File No. 33-31067).

 4.2      Articles of Incorporation of the Company           Incorporated by reference to the Company's
                                                             Registration Statement on Form S-18
                                                             (File No. 33-31067).

 5.1      Opinion and Consent of Oppenheimer Wolff &         Filed herewith electronically.
          Donnelly LLP

23.1      Consent of Oppenheimer Wolff & Donnelly LLP        Included in Exhibit 5.1.

23.2      Consent of Schumacher & Associates, Inc.           Filed herewith electronically.

24.1      Power of Attorney                                  Included on page II-5 of this Registration Statement.

99.1      Beechport Capital Corp. 2001 Stock Plan            Incorporated by reference to the Company's
                                                             Registration Statement on Form S-8 filed with
                                                             the Commission on June 7, 2001 (File No. 333-62520).

99.2      Amendment No. 1 to the Beechport Capital           Filed herewith electronically.
          Corp. 2001 Stock Plan